EXHIBIT 99.1

SOUTHERN MICHIGAN BANCORP, INC.
51 West Pearl Street
Coldwater, Michigan 49036

FOR IMMEDIATE RELEASE
CONTACT:  John H. Castle, CEO
(517) 279-5500

SOUTHERN MICHIGAN BANCORP, INC. ANNOUNCES SECOND QUARTER 2011 EARNINGS

Coldwater, Michigan, July 22, 2011: Southern Michigan Bancorp, Inc. (OTCBB: SOMC.OB) announced second quarter net income of $762,000, or $0.33 per diluted share, for the three months ended June 30, 2011. This compares to net income of $803,000, or $0.35 per diluted share, for the three months ended June 30, 2010. Southern's net income for the six months ended June 30, 2011, was $1,510,000, or $0.65 per diluted share, compared to net income of $1,505,000, or $0.65 per diluted share, for the same six month period a year ago.

Total consolidated assets at June 30, 2011 were $481.3 million compared to $493.9 million at December 31, 2010.

Southern provided $375,000 for loan losses during the second quarter of 2011 compared to a $150,000 provision for the second quarter of 2010. The increase in the provision for loan losses resulted from increased net charge offs. Net charge offs totaled $549,000 during the second quarter of 2011 compared to $368,000 in the second quarter of 2010. For the six month period ended June 30, 2011, net charge offs totaled $792,000 compared to $699,000 for the same six month period in 2010.

The annualized return on average assets for the six month periods ended June 30, 2011 and 2010 was 0.61% and 0.64%, respectively. The annualized return on average equity was 6.17% for the first six months of 2011 compared to 6.48% for the same period of 2010.

John H. Castle, Chairman and Chief Executive Officer of Southern Michigan Bancorp, Inc., stated, "While uncertain economic conditions continue to exist, Southern continues to be well positioned for future growth and profitability. Earnings results, although not where we would like them to be, remained stable. Asset quality indicators have improved with delinquencies down 98 basis points to 2.41% at June 30, 2011 as compared to 3.39% at June 30, 2010, and non-performing assets, including non-accrual loans, loans past due 90 days and OREO, are down 19.7%, or $1,812,000, during the same period. In addition, we are pleased with the progress we are making with cost saving initiatives which were implemented earlier this year."

Southern Michigan Bancorp, Inc. is a bank holding company and the parent company of Southern Michigan Bank & Trust. It operates 15 branches within Branch, Calhoun, Hillsdale and St. Joseph Counties, providing a broad range of consumer, business and wealth management services throughout the region.

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This press release contains forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy, and Southern Michigan Bancorp, Inc. Forward-looking statements are identifiable by words or phrases such as "uncertain," "continue," "well positioned," "future," and other similar words or phrases. Such statements are based upon current beliefs and expectations and involve substantial risks and uncertainties which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These statements include, among others, statements related to future growth and profitability and the future effect of cost saving measures. Management's determination of the provision and allowance for loan losses, the appropriate carrying value of intangible assets (including goodwill, mortgage servicing rights and deferred tax assets) and other real estate owned, and the fair value of investment securities (including whether any impairment on any investment security is temporary or other-than-temporary and the amount of any impairment) involves judgments that are inherently forward-looking. Management's assumptions regarding pension and other post retirement plans involve judgments that are inherently forward-looking. Our ability to sell other-real-estate owned at its carrying value or at all, successfully implement new programs and initiatives, increase efficiencies, respond to declines in collateral values and credit quality, maintain our current level of deposits and other sources of funding, and improve profitability is not entirely within our control and is not assured. The future effect of changes in the real estate, financial and credit markets and the national and regional economy on the banking industry, generally, and Southern Michigan Bancorp, Inc., specifically, are also inherently uncertain. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("risk factors") that are difficult to predict with regard to timing, extent, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed or forecasted in such forward-looking statements. We undertake no obligation to update or revise our forward-looking statements to reflect developments that occur or information obtained after the date of this report.

Risk factors include, but are not limited to, the risk factors described in "Item 1A - Risk Factors" of our Annual Report on Form 10-K for the year ended December 31, 2010. These and other factors are representative of the risk factors that may emerge and could cause a difference between an ultimate actual outcome and a preceding forward-looking statement.

SOUTHERN MICHIGAN BANCORP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In thousands, except share data)

	June 30, 2011	December 31, 2010
ASSETS
Cash and cash equivalents	$44,935	$78,833
Federal funds sold	312	275
Securities available for sale	88,015	59,228
Loans held for sale	608	2,637
Loans, net of allowance for loan losses of $5,402 - 2011 ($5,694 - 2010)	300,219	303,830
Premises and equipment, net	12,397	12,599
Accrued interest receivable	2,053	2,107
Net cash surrender value of life insurance	10,129	9,965
Goodwill	13,422	13,422
Other intangible assets, net	1,836	2,005
Other assets	7,394	8,979
TOTAL ASSETS	$481,320	$493,880

LIABILITIES
Deposits :
Non-interest bearing	$60,911	$59,942
Interest bearing	336,204	349,959
Total deposits	397,115	409,901

Securities sold under agreements to repurchase and overnight borrowings	15,171	15,027
Accrued expenses and other liabilities	4,077	4,476
Other borrowings	8,676	10,079
Subordinated debentures	5,155	5,155
Common stock subject to repurchase obligation in Employee
Stock Ownership Plan, shares outstanding - 110,506 in 2011
(107,627 shares in 2010)	1,381	1,399
Total liabilities	431,575	446,037

SHAREHOLDERS' EQUITY
Preferred stock, 100,000 shares authorized; none issued or outstanding	-	-
Common stock, $2.50 par value:
Authorized - 4,000,000 shares
Issued - 2,358,599 shares in 2011 (2,340,717 shares in 2010)
Outstanding (other than ESOP shares) - 2,248,093 shares in 2011 (2,233,090 shares in 2010)	5,620	5,583
Additional paid-in capital	18,084	18,033
Retained earnings	25,967	24,692
Accumulated other comprehensive income (loss), net	339	(168)
Unearned Employee Stock Ownership Plan shares	(265)	(297)
Total shareholders' equity	49,745	47,843
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$481,320	$493,880

SOUTHERN MICHIGAN BANCORP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(In thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Interest income:
Loans, including fees	$4,386	$4,748	$8,847	$9,549
Federal funds sold and balances with banks	47	34	98	57
Securities:
Taxable	171	142	309	323
Tax-exempt	218	198	434	402
Total interest income	4,822	5,122	9,688	10,331

Interest expense:
Deposits	803	934	1,647	1,935
Other	148	175	307	343
Total interest expense	951	1,109	1,954	2,278
Net interest income	3,871	4,013	7,734	8,053
Provision for loan losses	375	150	500	350
Net interest income after provision for loan losses	3,496	3,863	7,234	7,703

Non-interest income:
Service charges on deposit accounts	568	612	1,079	1,182
Trust fees	293	243	568	496
Net gains on security calls and sales	-	207	2	207
Net gains on loan sales	205	161	522	281
Earnings on life insurance assets	84	76	164	150
Gain on life insurance proceeds	-	-	-	156
Income from loan servicing	128	85	225	163
ATM and debit card fee income	257	218	492	425
Other	119	112	257	278
Total non-interest income	1,654	1,714	3,309	3,338

Non-interest expense:
Salaries and employee benefits	2,346	2,437	4,884	4,938
Occupancy, net	336	363	709	744
Equipment	204	233	407	454
Printing, postage and supplies	102	146	243	291
Telecommunication expenses	98	96	197	174
Professional and outside services	199	232	420	525
FDIC assessments	110	147	275	316
Software maintenance	110	97	215	208
Amortization of other intangibles	84	88	169	175
Expenses relating to OREO property	86	154	131	352
ATM expenses	92	83	174	164
Other	421	481	820	906
Total non-interest expense	4,188	4,557	8,644	9,247
INCOME BEFORE INCOME TAXES	962	1,020	1,899	1,794
Federal income tax provision	200	217	389	289
NET INCOME	$762	$803	$1,510	$1,505

Basic Earnings Per Common Share	$0.33	$0.35	$0.65	$0.65
Diluted Earnings Per Common Share	0.33	0.35	0.65	0.65
Dividends Declared Per Common Share	0.05	0.05	0.10	0.10